Exhibit 99.A

Exhibit A

Directors and Executive Officers of T-Mobile Worldwide Holding GmbH

The following table sets forth the names and business addresses with respect to Subsidiary’s Board of Management.  Unless otherwise noted, each member of the Board of Management is principally employed by T-Mobile International.

Michael Günther

c/o T-Mobile Worldwide Holding GmbH

Landgrabenweg 151

D-53227, Bonn, Germany

Dr. Uli Kühbacher

T-Mobile Deutschland GmbH

c/o T-Mobile International AG & Co KG

D-53227, Bonn, Germany

Frank Stoffer

c/o T-Mobile Worldwide Holding GmbH

Landgrabenweg 151

D-53227, Bonn, Germany

Wolfgang Kniese

c/o T-Mobile Worldwide Holding GmbH

Landgrabenweg 151

D-53227, Bonn, Germany

Directors and Executive Officers of T-Mobile International AG & Co KG

The following tables I and II set forth the names and business addresses with respect to T-Mobile International’s Board of Management and Supervisory Board.  Unless otherwise noted, each member of the Supervisory Board and Board of Management is principally employed by T-Mobile International AG & Co KG.

I.	Board of Management

René Obermann c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany

Hamid Akhavan c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany Mr. Akhavan is a citizen of the United States of America

Uli Gritzuhn c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany

Robert P. Dotson c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany Mr. Dobson is a citizen of the United States of America

Michael Günther c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany

Lothar A. Harings c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany

Timotheus Höttges c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany

Susan Swensen c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany Ms. Swensen is a citizen of the United States of America

Thomas G. Winkler c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany Mr Winkler is a citizen of Austria

II.	Supervisory Board

Kai-Uwe Ricke Chairman of Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113-Bonn, Germany

Ado Wilhelm c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany

Igor Pissarewsky T-Mobile Deutschland GmbH c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53175 Bonn, Germany

Erwin Recktenwald T-Mobile Deutschland GmbH Landgrabenweg 151 D-53227 Bonn, Germany

Christopher Schläffer Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113-Bonn, Germany

Dr. Karl-Gerhard Eick Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113 Bonn, Germany

Dr. Heinz Klinkhammar Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113 Bonn, Germany

Joachim Preisig Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113 Bonn, Germany

Dr. Eberhardt Rolle Ministry of Finane BMF Husarenstrasse 32 D-53117 Bonn, Germany

Lothar Schröder c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany

Stefan Heinze T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany

Karin Hartmann T-Mobile Deutschland GmbH c/o T-Mobile International AG & Co KG Landgrabenweg 151 D-53227 Bonn, Germany

Directors and Executive officers of Deutsche Telekom AG

The following tables I and II set forth the names and business addresses with respect to DTAG’s Board of Management and Supervisory Board.  Unless otherwise noted, each member of the Supervisory Board and Board of Management is principally employed by DTAG.

I.	Board of Management

Kai-Uwe Ricke Chairman Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113 Bonn, Germany

Walter Raizner Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113 Bonn, Germany

Dr. Karl-Gerhard Eick Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113 Bonn, Germany

Dr. Heinz Klinkhammer Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113 Bonn, Germany

René Obermann Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113 Bonn, Germany

II.	Supervisory Board

Dr. Klaus Zumwinkel Chairman Chairman of the Board of Management of Deutsche Post AG Platz der Deutschen Post 1 D-53113 Bonn, Germany

Franz Treml Deputy Chairman of ver. di Trade Union Vice Chairman of the Supervisory Board of Deutsche Telekom AG Paula-Thiede-Ufer 10 10179 Berlin, Germany

Monika Brandl Member of Central Works Council at Deutsche Telekom AG c/o Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113-Bonn, Germany

Josef Falbisoner Head of ver.di District of Bavaria Schwanthaler Strasse 64 D-80336 Munchen, Germany

Dr. Hubertus von Grünberg Member of the Supervisory Board at Continental Aktiengesellschaft Vahrenwalder Strasse 9 D-30165 Hannover, Germany

Lothar Holzwarth Chairman of the Works Council at Deutsche Telekom AG, Business Customer Branch Office, South-Western District Nauheimer Strass 98 D-70372 Stuttgar, Germany

Dr. sc. techn. Dieter Hundt Managing Shareholder at Allgaier Werk GmbH and President of the Confederation of German Employers’ Associations (BDA) Umler Strasse 75 D-73066 Uhingen, Germany

Waltraud Litzenberger Member of the Works Council at Deutsche Telekom AG Technical Customer Service Branch Office, Central District Bruckes 2-8 D-555545 Bad Kreuznach, Germany

Michael Löffler Member of the Works Council at Deutsche Telekom AG Networks Branch Office Querstrasse 1-3 D-04103 Leipzig, Germany

Hans W. Reich Chairman of the Board of Managing Directors, KfW Bankengruppe Palmengartenstrasse 5-9 D-60325 Frankfurt, Germany

Wolfgang Schmitt Head of Liaison Office T-Com Headquarters Berliner Allee D-79114 Freiburg, Germany

Dr. jur. Hans-Jürgen Schinzler Chairman of the Supervisory Board of Münchner Rückversicherung

Königinstrasse 107 D-80802 Munchen, Germany

Dr. Klaus G. Schlede Member of the Supervisory Board of Deutsche Lufthansa Von-Gablenz-Strasss 2-6 D-50679 Koln, Germany

Michael Sommer Chairman of the German Trade Union Federation (DGB) Bundesverwaltung Berlin Henriette-Herz-Platz 2 D-10178 Berlin, Germany

Ursula Steinke Dehnkestrasse 34 D-24116 Kiel, Germany

Prof. Dr. h.c. Dieter Stolte Director of “Zweite, Deutsche Fernsehen” retired Douglasstrasse 14 D-14193 Berlin, Germany

Bernhard Walter Former Chairman of the Board of Managing Directors at Dresdner Bank AG Jürgen Ponto-Platz 1 D-60301 Frankfurt, Germany

Wilhelm Wegner Chairman of the Central Works Council at Deutsche Telekom AG C/o Deutsche Telekom AG Friedrich-Ebert-Allee 140 D-53113 Bonn, Germany

Dr. Wolfgang Reitzle Chairman of the Executive Board of Linde AG Abraham-Lincoln-Strasse 21 D-65189 Wiesbaden, Germany

Volker Halsch State Secretary Federal Ministry of Finance Wilhemstraße 97 D-10117 Berlin, Germany